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                                                                    Exhibit 4.8

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
 DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND REGISTERED OR QUALIFIED UNDER
    APPLICABLE STATE SECURITIES LAW OR REGISTRATION OR QUALIFICATION OF SUCH
     SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE
                        SECURITIES LAWS IS NOT REQUIRED.

                            UGLY DUCKLING CORPORATION

                               WARRANT CERTIFICATE

                  Dated as of [__________ __] [IPO DATE], 1996

                        Warrants to Purchase Common Stock

No.   1                                         Certificate for 116,000 Warrants
    -----

                  Ugly Duckling Corporation, a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, OKGBD & Co., as nominee of SunAmerica Life Insurance Company, an Arizona corporation ("INITIAL HOLDER"), or registered assigns, is the registered owner of the number of Warrants of the Company set forth above. This Warrant Certificate evidences 116,000 Warrants (the "WARRANTS").

                  Each Warrant entitles the registered owner thereof to purchase one share (each such share being referred to herein as a "WARRANT SHARE" and all such shares being referred to herein, collectively, as the "WARRANT SHARES"), as adjusted from time to time as provided in Section 7 hereof, of Common Stock, $.001 par value per share, of the Company ("COMMON STOCK"). Each Warrant may be exercised, in whole or in part, from time to time, prior to 5:00 p.m. on, [__________ __] [IPO DATE], 2006 (the "EXPIRATION DATE"), subject to the following terms and conditions.

                  1. Registration. The Company shall register each Warrant, upon records to be maintained by the Company for such purpose (such records being referred to herein as the "REGISTER"), in the name of the record holder of such Warrant (the "WARRANTHOLDER") from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

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                  2. Registration of Transfers and Exchanges.

                  (a) Registration, Issuance of New Warrant Certificates. The Company shall register in the Register the transfer of any Warrants upon the surrender of this Warrant Certificate, with the Form of Assignment attached as Annex A hereto duly filled in and signed (and with a signature guarantee for the transfer of any Warrants by a registered holder which is not the Initial Holder), to the Company at the office of the Company set forth in Section 11 hereof. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee of such Warrants and a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the remaining Warrants, if any, not so transferred, shall be issued to the then-registered holder thereof. The Company shall at no time close the Register against the permitted transfer of any Warrant or Warrant Share in any manner which materially interferes with the timely exercise of such Warrant.

                  (b) Warrants Exchangeable for Different Denominations. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company set forth in Section 11 hereof, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased under this Warrant Certificate. Each such new Warrant Certificate shall be dated the date of such exchange and represent the right to purchase such number of Warrant Shares as shall be designated by the holder of this Warrant Certificate at the time of such surrender.

                  3. Duration, Termination and Exercise of Warrants.

                  (a) Duration and Termination of Warrants. Warrants shall be exercisable by the registered holder thereof from time to time on any business day before 5:00 P.M., Los Angeles time, on the Expiration Date. At 5:00 P.M., Los Angeles time, on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

                  (b) Right to Purchase. Subject to the provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable upon the exercise of each Warrant pursuant to Section 7 hereof, each holder of a Warrant on or prior to the Expiration Date shall have the right, for each Warrant so held, to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price (as hereinafter defined) one fully-paid Warrant Share which is nonassessable.

                  (c) Method of Exercise. Subject to Sections 4 and 10 hereof, upon (i) surrender of this Warrant Certificate, with the Form of Election to Purchase attached as Annex B hereto (the "FORM OF ELECTION TO PURCHASE") duly filled in and signed, to the Company at its office specified in Section 11 hereof, and (ii) payment of the Exercise Price multiplied by the number of Warrants being so exercised, the Company shall promptly, but in any event within three days of its receipt of the Form of Election to Purchase, together with the Warrant Certificate and receipt of payment of the Exercise Price, issue and cause to be delivered to or upon the written order of the registered holder of the Warrants being so exercised, and in such name or names as such registered holder

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may designate (subject to Section 4 hereof), a certificate for the Warrant
Shares issued upon such exercise of such Warrants. Any person so designated to be named in such certificate for such Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Election to Purchase (as hereinafter defined) with respect to such Warrants. The "DATE OF ELECTION TO PURCHASE" with respect to any Warrant means the date on which the Company shall have received (1) this Warrant Certificate, with the Form of Election to Purchase duly filled in and signed, and (2) payment of the Exercise Price for such Warrant.

                  (d) Payment of Exercise Price. The holder hereof may pay the Exercise Price by any of the following methods: (i) in cash, by certified or bank cashier's check or wire transfer, (ii) by cancellation by such holder of indebtedness of the Company to such holder (in which case the Company will accept such cancellation of indebtedness in full payment, as if such payment had been made in cash), (iii) by Net-Issue Exercise (as hereinafter defined), or
(iv) by any combination of (i), (ii) or (iii). A "NET-ISSUE EXERCISE" means a "cashless" exercise by a holder by delivery of a Form of Election to Purchase instructing the Company to retain, in payment of the Exercise Price (or portion thereof), a number of Warrant Shares (the "PAYMENT SHARES") equal to the quotient of the aggregate Exercise Price of the Warrants then being exercised by Net-Issue Exercise divided by the Market Price (as hereinafter defined) of such shares as of the date of exercise, and to deduct the number of Payment Shares from the Warrant Shares to be delivered to such holder.

                  (e) Partial Exercise. The Warrants evidenced by this Warrant Certificate shall be exercisable either as an entirety or, from time to time, for part only of the number of Warrants evidenced hereby. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company, at its expense, shall issue to the registered holder a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrants evidenced by this Warrant Certificate.

                  (f) Restrictions on Transfer. Neither the Warrants nor the Warrant Shares may be sold, transferred or otherwise disposed of except in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable state securities laws. If reasonably requested by the Company, any sale, transfer or other disposition shall be accompanied by an opinion of holder's counsel, in form and substance reasonably acceptable to the Company, to the effect that the disposition has been registered or is exempt from registration under federal and applicable state securities laws. Except as provided below, any certificate for a Warrant issued to any subsequent transferee upon exercise of this Warrant and any certificate for any Warrant Shares issued hereunder or to any subsequent transferee shall be stamped or otherwise imprinted with a legend in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAW OR REGISTRATION OR QUALIFICATION OF

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SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE
SECURITIES LAWS IS NOT REQUIRED."

Upon request of any holder of a Warrant or Warrant Shares and, if reasonably requested by the Company, the receipt by the Company of an opinion of such holder's legal counsel, in form and substance reasonably acceptable to the Company, the Company shall cause its transfer agent to remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any restrictive legend.

                  4. Payment of Taxes. The Company shall pay all issuance and transfer taxes and charges that may be imposed on the Company or on the Warrants or the Warrant Shares in respect of the transfer of Warrants, or the issuance or delivery of the Certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise or conversion of Warrants; provided, however, that the Company shall not be required to pay any such tax or other charge imposed in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of Warrants, to a person or entity other than a then-existing registered holder of Warrants.

                  5. Mutilated or Missing Warrant Certificate. If this Warrant Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Warrants, the Company at its expense shall issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrants; provided, however, in the case of loss, theft or destruction of this Warrant Certificate, the Company may first require delivery of an indemnity agreement or bond reasonably satisfactory in form and substance to the Company.

                  6. Reservation and Issuance of Warrant Shares.

                  (a) The Company shall, at all times during the term this Warrant is exercisable, have authorized, and reserve and keep available, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares deliverable upon exercise of the Warrants. The Company shall take any further corporate action which may be necessary in order that the Company may validly and legally issue, at the Exercise Price, Warrant Shares that are fully-paid and nonassessable.

                  (b) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, validly issued, fully-paid and nonassessable and (ii) free from all taxes or other governmental charges with respect to the issuance thereof (not including (x) income taxes payable by the holders of Warrants being exercised in respect of gains thereon, and (y) transfer taxes in accordance with the provisions of Section 4 above) and from all liens, charges and security interests created by the Company.

                  (c) If the issuance of any Warrant Shares required to be reserved pursuant to paragraph (a) of this Section 6 requires registration with or approval of any governmental

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authority under any Federal or state law (other than the Securities Act and state securities laws, registration under which is governed by the Amended and Restated Registration Rights Agreement, dated as of even date herewith, between the Company and the Initial Holder), before such Warrant Shares may be issued upon the exercise thereof, the Company shall, at its expense and as expeditiously as possible, use reasonable efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

                  7. Adjustments.

                  (a) Adjustments to Number of Warrant Shares. The number of Warrant Shares issuable upon the exercise of each Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment pursuant to any of paragraphs (b), (c), (d) or (e) of this Section 7, each Warrant shall thereafter entitle the holder thereof to purchase at the Exercise Price the number of Warrant Shares resulting from such adjustment (the "ADJUSTED WARRANT SHARE AMOUNT"). The Adjusted Warrant Share Amount shall initially be 1.00.

                  (b) Adjustment upon Issuance of Common Stock. If at any time after the date hereof, the Company shall grant, issue or sell in any transaction described in Section 7(c) hereof any shares of Common Stock (including shares deemed issued or sold pursuant to the provisions of this Section 7) for a consideration per share less than the Market Price immediately prior to the time of such issue or sale, then, forthwith upon such grant, issue or sale, the Adjusted Warrant Share Amount shall be equal to the product of the Adjusted Warrant Share Amount in effect immediately prior to the time of such grant, issue or sale multiplied by a fraction, the numerator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such grant, issue or sale multiplied by (y) the Market Price immediately prior to such grant, issue or sale, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such grant, issue or sale multiplied by the Market Price immediately prior to such grant, issue or sale plus (B) the consideration received by the Company upon such grant, issue or sale.

                  (c) Certain Adjustment Events and Other Provisions. For the purposes of this Section 7, the following clauses shall also be applicable.

                  (i) Certain Issuances of Common Stock. Except as provided in clause (xi) of this Section 7(c), in case at any time prior to June 30, 1998 the Company shall grant, issue or sell in a Private Transaction (as defined below) any shares of Common Stock for a consideration per share less than the Market Price immediately prior to the time of such grant, issuance or sale, then appropriate adjustment shall be made pursuant to Section 7(b) hereof. "PRIVATE TRANSACTION" means any grant, issue or sale except (A) through a public offering or (B) through (x) any consolidation or merger, or (y) any acquisition of assets, or (z) any acquisition of securities of any other corporation, in which Common Stock, Options or Convertible Securities are issued.

                  (ii) Certain Issuances of Rights, Warrant or Options. Except as provided in clause (xi) of this Section 7(c), in case at any time prior to June 30, 1998 the Company shall

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         grant, issue or sell in a Private Transaction any rights or warrants
         (other than the Warrants) to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") whether or not such rights or warrants or options (such rights, warrants or options being herein called "OPTIONS") or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share (determined as provided below) for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities shall be less than the Market Price determined as of the date of grant, issue or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of grant, issue or sale of such Options) be deemed to be outstanding and to have been issued for such price per share, and appropriate adjustment shall be made pursuant to Section 7(b) hereof. Except as provided in clause (v) of this Section 7(c), no further adjustment of the Adjusted Warrant Share Amount shall be made upon the actual issue of such Common Stock or such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (ii), the price per share for which Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the grant, issue or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (iii) Certain Issuances of Convertible Securities. Except as provided in clause (xi) of this Section 7(c), in case at any time prior to June 30, 1998 the Company shall grant, issue or sell in a Private Transaction any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share (determined as provided below) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities shall be less than the Market Price determined as of the date of such grant, issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the grant, issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and appropriate adjustment shall be made pursuant to Section 7(b) hereof, provided that (A) except as provided in clause (v) of this
         Section 7(c), no further adjustments of the Adjusted Warrant Share Amount shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if

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         any such grant, issue or sale of such Convertible Securities is made upon exercise of any rights or warrants to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Adjusted Warrant Share Amount have been or are to be made pursuant to clause (ii) of this Section 7(c), no further adjustment of the Adjusted Warrant Share Amount shall be made by reason of such grant, issue or sale. For the purposes of this clause (iii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing
         (1) the total amount received or receivable by the Company as consideration for the grant, issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (iv) Certain Consolidations, Mergers or Acquisitions of Assets. In case at any time prior to June 30, 1998 the Company shall, in connection with (x) any consolidation or merger, or (y) any acquisition of assets, or (z) any acquisition of securities of any other corporation, grant, issue or sell any Common Stock, Options or Convertible Securities, whether or not immediately exercisable, and the price per share (determined, with respect to Options, as provided in clause (ii) of this Section 7(c) and, with respect to Convertible Securities, as provided in clause (iii) of this Section 7(c)) for which such Common Stock is issuable (whether directly or upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price determined as of the date of grant, issue or sale of such Common Stock, Options or Convertible Securities, as the case may be, then appropriate adjustment shall be made pursuant to Section 7(b) hereof (determined, with respect to Options, as provided in clause (ii) of this Section 7(c) and, with respect to Convertible Securities, as provided in clause (iii) of this
         Section 7(c)); provided, however, that no adjustment shall be required under this clause (iv) if (A) no consent or approval of the stockholders of the Company is required (whether by operation of any state or federal corporate or securities laws or regulations or any rules of any exchange or otherwise) in connection with such consolidation, merger, or acquisition or (B) the Company receives an opinion of a financial advisor to the effect that the consideration received in connection with such consolidation, merger, or acquisition is fair, from a financial point of view, to the stockholders of the Company.

                  (v) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options referred to in clause (ii) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (ii) or (iii) above, or the date at which any Convertible Securities referred to in clause (ii) or (iii) above are convertible into or exchangeable for Common Stock, shall change (other than under or by reason of an event resulting in a change pursuant to provisions set forth in the documents governing such Options or Convertible Securities designed to protect against dilution, to the extent such event also results in an adjustment pursuant to this Section 7), then the Adjusted Warrant Share Amount in effect at the time of such event shall forthwith be readjusted to the Adjusted Warrant Share Amount which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such

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         changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of, or the termination of, any such right to convert or exchange such Convertible Securities, the Adjusted Warrant Share Amount then in effect hereunder shall forthwith be decreased to the Adjusted Warrant Share Amount which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. No readjustment pursuant to this clause (v) shall have the effect of decreasing the Adjusted Warrant Share Amount to an amount which is lower than the greater of (A) the Adjusted Warrant Share Amount on the original date of the related adjustment, or (B) the Adjusted Warrant Share Amount that would have resulted from any issuance (deemed or actual) of Common Stock between such original adjustment date and such readjustment date.

                  (vi) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and appropriate adjustment shall be made pursuant to Section 7(b) hereof.

                  (vii) Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any Options to purchase any such Common Stock or Convertible Securities shall be issued or sold:

                           (A) for cash, the consideration received therefor
                  shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commission or concessions paid or allowed by the Company in connection therewith;

                           (B) for a consideration other than cash, the amount
                  of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, in good faith and in the exercise of reasonable business judgment, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith, which determination shall be conclusive and which determination of valuation shall be sent in writing by the Boards of Directors to the registered holders of Warrants outstanding.

                           (C) in connection with any merger or consolidation in
                  which the Company is the surviving corporation (i.e., other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the

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                  Company of such portion of the assets and business of the
                  non-surviving corporation as such board may determine to be attributable to such shares of Common Stock, Convertible Securities or Options, as the case may be.

                  (viii) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (ix) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, but the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 7(c).

                  (x) Definition of Market Price. "MARKET PRICE" shall mean the greater of:

                           (A)  The Exercise Price; and

                           (B)  Either of the following:

                                    (I) if shares of the Common Stock are listed
                  or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the average of the daily closing prices per share of the Common Stock for the 20 consecutive trading days immediately preceding the date of public announcement of the event giving rise to adjustment under this Section 7 or, if no such public announcement is made with respect to such event, the average of the daily closing prices per share of the Common Stock for the 20 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price of each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or national market on which the shares are listed or admitted to trading or quoted, or if the shares are not so listed or admitted to trading or quoted, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information; or

                                    (II) if such shares of Common Stock are not
                  listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization,

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                  such value shall be determined by the Board of Directors of the Company, in good faith and in the exercise of reasonable business judgment, without taking into consideration any premium for shares representing control of the Company, any discount for any minority interest therein or any restrictions on transfer under Federal and applicable state securities laws or otherwise, which determination shall be conclusive, and which determination of valuation shall be sent in writing by the Board of Directors to the registered holders of Warrants outstanding.


                  (xi) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Adjusted Warrant Share Amount whatsoever upon the issuance of:

                           (A) such additional number of shares of Common Stock
                  as may be fixed by the Board of Directors of the Company issued or issuable to employees, directors, consultants or advisors of this corporation pursuant to stock option or restricted stock purchase or similar plans or agreements approved by (i) the stockholders and directors of this corporation or (ii) a majority of the independent directors of the Company; provided, however, that the total consideration receivable by the Company as consideration upon the exercise of any such options or rights divided by the number of shares of Common Stock issuable upon the exercise of such options or rights shall equal or exceed the Market Price (as determined by Section 7(c)(x)(B)) per share of the Common Stock on the date of the award or grant of such options or rights;

                           (B) up to 400,000 (as such number may be
                  proportionately adjusted upon any stock split or combination or upon a merger or other corporate reorganization) additional shares of Common Stock issued or issuable to employees, directors, consultants or advisors of this corporation pursuant to stock option or restricted stock purchase or similar plans or agreements approved by (i) the stockholders and directors of this corporation or (ii) a majority of the independent directors of the Company;

                           (C) Common Stock issued or issuable upon conversion
                  of the Company's Series A Preferred Stock;

                           (D) Common Stock issued or issuable upon exercise of
                  the Warrants;

                           (E) Common Stock issued or issuable upon the exercise
                  of warrants issued to underwriters in connection with the Company's initial public offering; or

                           (F) Common Stock issued or issuable upon the exercise
                  of rights granted to stockholders pursuant to a stockholder's rights plan or "poison pill."


                  (d) Certain Special Dividends. In case the Company shall declare a dividend or make any other distribution (other than a distribution referred to in paragraph (c)(vi) of this

Section 7 or a Permitted Distribution (as defined below)) upon the Common Stock, then in each case the Adjusted Warrant Share Amount in effect immediately prior to the declaration of such dividend or making of such distribution shall be adjusted so that such Adjusted Warrant Share Amount shall equal the number of Warrant Shares determined by multiplying the Adjusted Warrant Share Amount in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Market Price on the date fixed for such determination and the denominator of which shall be the Market Price on the date fixed for such determination less, in the case of a dividend or distribution in cash, the amount per share of Common Stock so declared or, in the case of any other dividend or distribution, the then fair market value (as determined reasonably and in good faith by the Board of Directors of the Company) of the portion of the property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution, provided, however, that for this purpose, Market Price shall be determined as provided in Section 7(c)(x)(B). "PERMITTED DISTRIBUTION" means a distribution (other than a distribution referred to in paragraph (c)(vi) of this Section 7) that, together with all other such distributions made within the preceding 12 months, does not exceed ten percent (10%) of the Aggregate Market Value (as defined below) of the Company. "AGGREGATE MARKET VALUE" means, at any given date, the Market Price (as determined by Section 7(c)(x)(B)) multiplied by the number of shares of Common Stock then outstanding.

                  (e) Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Adjusted Warrant Share Amount in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Adjusted Warrant Share Amount in effect immediately prior to such combination shall be proportionately reduced.

                  (f) Adjustment for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this Section 7(f), the holder of this Warrant Certificate, upon the exercise of each Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of the Adjusted Warrant Share Amount prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).

                  (g) Notice of Adjustment. Whenever the Adjusted Warrant Share Amount is adjusted, then and in each such case the Company shall promptly, but in no event later than 10 days after the date of occurrence of the event causing such adjustment, deliver a certificate of an officer of the Company (the "OFFICER'S CERTIFICATE") to the registered holder of the Warrants, which Officer's Certificate shall state the Adjusted Warrant Share Amount resulting from such adjustment and or the increase or decrease, if any, in the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, including, if applicable, the Market Price as determined in accordance with paragraph (c)(x) of this Section
7. The Company shall keep at its office copies of all certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

                  (h) Other Notices. In case at any time:

                  (i) the Company shall declare or pay any cash dividend on the Common Stock (other than a regular periodic cash dividend);

                  (ii) the Company shall declare or pay any dividend payable in stock upon the Common Stock or make any distribution (other than a regular periodic cash dividend) to the holders of the Common Stock;

                  (iii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iv) the Company shall authorize the distribution to all holders of the Common Stock of evidence of its indebtedness or assets (other than a regular periodic cash dividend);

                  (v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Common Stock of the Company), or sale of all or substantially all of the Company's assets to, another corporation;

                  (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors or winding up of the Company; or

                  (vii) the Company proposes to take any other action or an event occurs which would require an adjustment pursuant to this Section 7;

then, in any one or more of such cases, the Company shall give written notice, addressed to the holder of this Warrant Certificate at the address of such holder as shown on the books of the Company, of (A) the date on which the books of the Company shall close or a record shall be taken for any such dividend, distribution or subscription rights, as the case may be, or (B) the date (or, if not then known, a reasonable approximation thereof by the Company) on which any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in any such dividend, distribution or subscription rights, as the case may be, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required. Such written notice shall be given (1) at least 10 days prior to any event specified in any of clauses (i), (ii) or (iv) of this Section 7(h) and at least 5 days prior to the date on which the books of the Company shall close or a record shall be taken for such event, (2) at least 20 days prior to any event specified in clauses
(iii) (prior to termination of such offer), (v) and (vii) of this Section 7(h) and (3) with respect to events specified in clause (vi) of this Section 7(h),
(x) at least 30 days prior to a voluntary dissolution or liquidation of the Company (y) at least three days prior to a voluntary bankruptcy, assignment for the benefit of creditors or winding up of the Company, or (z) promptly after an involuntary bankruptcy, assignment for the benefit of creditors or winding up of the Company. The failure to give such written notice required by this Section 7(h) or any defect therein shall not affect any vote upon, or the taking of, any such action.

                  (i) Prohibition of Certain Action. The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant Certificate by the Company, but shall at all time in good faith assist in the carrying out of all the provisions of this Section 7. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants to an amount that is greater than the Exercise Price, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding and (c) shall not take any action which results in any adjustment of the Adjusted Warrant Share Amount if such Adjusted Warrant Share Amount issuable after the action would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  8. Exercise Price. The Exercise Price of each Warrant shall be $[______] [IPO PRICE].

                  9. No Stock Rights. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company.

                  10. Fractional Warrant Shares. No fractional Warrant Shares shall be issued upon exercise of the Warrants, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such exercise shall be determined on the basis of the total number of shares of the Warrant the holder is at that time exercising and the number of shares of Common Stock issuable upon such aggregate exercise.

                  11. Notices. All notices, requests, demands and other communications relating to this Warrant Certificate shall be in writing, including by telecopier, addressed, if to the Initial Holder, at its office at 1 SunAmerica Center, Century City, Los Angeles, CA 90067-6022, Attn: Timothy J. Cesarek, Telecopier (310) 772-6078, with a copy to SunAmerica Life Insurance Company, 1 SunAmerica Center, Century City, Los Angeles, CA 90067-6022, Attn:
General Counsel, Telecopier (310) 772-6574; if to any other registered owner hereof, to it at the address furnished by the registered owner to the Company; and if to the Company, at its office at 2525 E. Camelback Road, Suite 1150, Phoenix, Arizona 85016, Attention: President, Telecopier (602) 852-6696, or to such other address as any party shall notify the other party in writing, and shall be effective, upon receipt and, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by telecopier on the same day as sent if the transmission is confirmed at or before 5:00 p.m. local time in the place of receipt, otherwise on the next business day.

                  12. Arbitration. Any controversy, claim or dispute arising out of or relating to this Warrant, or the breach, termination, enforceability or validity hereof, shall be submitted to arbitration in the English language in Los Angeles, California in accordance with and to the extent permitted by the Delaware Arbitration Act and, to the extent not inconsistent therewith, the Rules for Large, Complex Cases of the American Arbitration Association. The parties to the arbitration shall attempt to select an arbitrator from such members. If the parties to the arbitration do not agree on the selection of an arbitrator within twenty (20) days after the date demand for the arbitration is filed, an arbitrator shall be selected in accordance with such Rules of the American Arbitration Association. The arbitrator shall set forth his or her determination in writing (which shall be sent to each party to such arbitration) and shall enumerate in reasonable detail the basis of his or her determination. No party to the arbitration may seek, and the arbitrator shall not award, punitive or exemplary damages. To the fullest extent permitted by applicable law, any judgment or award rendered by the arbitrator shall be final, conclusive and binding. Judgment may be entered on any final, unappealable arbitration award by any state or federal court having jurisdiction thereof. To the fullest extent permitted by applicable law, any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this
Section 12 shall be determined by the arbitrator. The arbitration proceedings as well as the fact such proceedings occur, shall be kept confidential by the parties hereto and may only be disclosed to their personal representatives and advisors or as required by law and insofar as is necessary to confirm, correct, vacate or enforce the award. In the event of a breach of this provision, the arbitrator is expressly authorized to assess damages and each of the parties hereto consents to the expansion of the scope of arbitration for such purpose. The pendency of any arbitration under this Section 12 shall not relieve Company or any

Warrantholder of its obligations under this Warrant. To the fullest extent permitted by applicable law, if the Company or any Warrantholder shall resort to legal proceedings for injunctive or other similar relief pending the outcome of any such arbitration proceeding or prior to the initiation thereof, such party shall not be deemed to have waived its rights to cause such matter or any other mater to be referred to arbitration pursuant to this Section 12. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. The designation of situs or a governing law for this Warrant Certificate or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act if it would be applicable. The arbitrator shall have authority in his or her discretion to grant injunctive relief, award specific performance and impose sanctions upon any party to any such arbitration. The fees, expenses and charges of any arbitration shall be borne equally by the parties except that each party shall bear its own legal, expert and other costs and expenses unless otherwise determined by the arbitrator.

                  13. Binding Effect. This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered holder or holders from time to time of the Warrants and the Warrant Shares.

                  14. Survival of Rights and Duties. This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 p.m., Los Angeles time, on the Expiration Date or the date on which all of the Warrants have been exercised, except that the provisions of Sections 6(b) of this Warrant Certificate shall continue in full force and effect after such termination date.

                  15. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of California without regard to principles of conflicts of laws.

                  16. Modification and Waiver. This Warrant Certificate and any term hereof may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.


                                   [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officers thereunto duly authorized as of the date hereof.

                                     UGLY DUCKLING CORPORATION

                                     By:____________________________
                                        Name:
                                        Title:

                                     ANNEX A

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to such Warrants and the Warrant Shares (as defined in the Warrant Certificate) issuable upon exercise of such Warrants.

Name of Assignee           Address          Number of Warrants
- ----------------           -------          ------------------

                  If the aggregate number of such Warrants shall not constitute all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

                                            Name of
                                            Warrantholder (Print):
         _______________________________

Dated:   _____________________ (By):
         ___________________________________________
                                    Its:

[SIGNATURE GUARANTEE]
(Not Required for Initial
Registered Warrantholder)  _____________________________________________
                                           Secretary

                                     ANNEX B

                          FORM OF ELECTION TO PURCHASE

To Ugly Duckling Corporation:

                  The undersigned hereby irrevocably elects to exercise Warrants (as defined in and evidenced by the foregoing Warrant Certificate) for, and to purchase thereunder, Warrant Shares issuable upon exercise of such Warrants and payment by the Warrantholder of the Exercise Price. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrant Certificate.

                  The Warrantholder desires to exercise ________ Warrants evidenced by the foregoing Warrant Certificate.

                  The Warrantholder hereby elects to pay the Exercise Price as follows:

                  A. the delivery of $__________ in cash;

                  B. the cancellation of $__________ in indebtedness of the Company to the Warrantholder as detailed below:

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________;
and/or

                  C. instructing the Company to retain a number of Warrant Shares (the "PAYMENT SHARES") equal to the quotient of the aggregate Exercise Price of ___________ of the Warrants hereby exercised divided by the Market Price of such shares as of the date of exercise, and to deduct the number of Payment Shares from the Warrant Shares to be delivered.

                  The undersigned requests that certificates for such shares be issued in the name of the following:

                                            PLEASE INSERT SOCIAL SECURITY OR TAX
                                            IDENTIFICATION NUMBER
                                            ____________________________________



________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  If such number of Warrants shall not constitute all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to the following:
________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

________________________________________________________________________________

                                            Name of
                                            Warrantholder (Print):
         _______________________________

Dated:   _____________________ (By):
         ___________________________________________
                                     Its:

[SIGNATURE GUARANTEE]
(Not Required for Initial
Registered Warrantholder)  _____________________________________________
                                            Secretary